Side Letter Bonus Agreement
To the Share Exchange Agreement

Signed by and between

SOLAR THIN FILMS, INC., a Delaware corporation, as the Parent Company of

KRAFT ELEKTRONIKAI ZRT, a Hungarian corporation

And

New Palace Investment Ltd., a Cypriot corporation

István Krafcsik, a Hungarian private person, owner of New Palace Ltd.

Attila Horváth, a Hungarian private person, owner of New Palace Ltd.

Hereinafter jointly referred to as "The Parties".

The Parties agree that within 30 days of Closing (as set out by the Share Exchange Agreement signed by and between them as of the date of this Agreement) they will formulate a bonus agreement for key executives and employees based on the following guidelines:

1. The Company will establish a gross margin target for Factory Sales on the order of 30% to 40%.
2. Based on the estimated cost of turnkey manufacturing and installation for Factory Sales and the gross margin target the Company will establish a Target Selling Price.
3. The Company will set up a Bonus Pool on the order of 50% of the net difference between the Actual Selling Price (the Net Sales Price less any commissions) and the Target Sales Price.
4. The Company will define a policy for distribution of the Bonus Pool to key employees along the following lines:
   - 4.1. 80% of the Bonus Pool will be reserved for four key executives to include Istvan Krafcsik, Attila Horváth, Ljubisav Stamenic, and Peter Lewis.
     - 4.1.1. Of this 80%, 60% will be reserved for Ljubisav Stamenic and Peter Lewis.
     - 4.1.2. Of this 80%, 40% will be reserved for Istvan Krafcsik and Attila Horváth.
   - 4.2. 20% of the Bonus Pool will be reserved for other key employees.
   - 4.3. 1/3 of any distribution will be made pro rata with receipt of funds from shipments associated with Factory Sales and 2/3 of any distribution will be made upon confirmation of the estimated gross margin either by completion of an audit or by other acceptable means.
5. The Company may impose certain minimum volume requirements to assure that target EBIDTA goals are met or exceeded.

6. The Agreement will be effective for orders booked and contracted prior to December 31, 2010, and may be extended subject to Board approval.
7. Once effective the Bonus Agreement will replace the Annual Bonus as defined in the employment contracts of Istvan Krafcsik and Attila Horváth.

SOLAR THIN FILMS, INC.

KRAFT ELEKTRONIKAI ZRT

New Palace Investment Ltd.

István Krafcsik

Attila Horváth